UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Krishan K. Arora and Mr. Anton Gueth have decided not to stand for reelection to the board of directors and, therefore, retired effective as of the date of the 2013 annual meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 28, 2013 at the Company’s corporate headquarters located at 11500 S. Eastern Avenue, Suite 240, Henderson, Nevada 89052. As of April 29, 2013, the record date for the Annual Meeting, a total of 60,026,805 shares were entitled to vote, of which a total of 47,476,902 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.

The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders:

Proposal No. 1:

The Company’s stockholders elected each of the seven nominees named below to serve on the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2014 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond W. Cohen	28,909,625	1,440,724	17,126,553
Gilles R. Gagnon	25,921,721	4,428,628	17,126,553
Stuart M. Krassner	18,847,922	11,502,427	17,126,553
Luigi Lenaz	26,655,665	3,694,684	17,126,553
Anthony E. Maida	18,823,135	11,527,214	17,126,553
Rajesh C. Shrotriya	27,693,936	2,656,413	17,126,553
Dolatrai “Dinesh” Vyas	28,839,802	1,510,547	17,126,553

Proposal No. 2:

The Company’s stockholders approved the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions
46,715,662	603,108	158,132

Proposal No. 3:

The Company’s stockholders did not approve by advisory vote the executive compensation detailed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,538,101	20,510,835	301,413	17,126,553

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer